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                                     BY-LAWS
                                NYNEX Corporation
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                            As Amended July 18, 1996








                                      NYNEX


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                                NYNEX CORPORATION



                                     BY-LAWS



                            As Amended July 18, 1996








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                          Incorporated October 7, 1983







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                                      INDEX

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                ARTICLE                                                  PAGE
                      I             Offices                                1
                     II             Meetings of Stockholders               1
                    III             The Board of Directors                 5
                     IV             Notices                                7
                      V             Officers                               7
                     VI             Indemnification                       10
                    VII             Certificates of Stock                 13
                   VIII             General Provisions                    14
                     IX             Amendments                            14

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     ARTICLE I

     OFFICES

     Section 1
     The registered office of the corporation in the State of Delaware shall be in the city of Wilmington, County of New Castle.

     Section 2
     The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


     ARTICLE II

     MEETINGS OF STOCKHOLDERS

     Section 1
     The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time and place as shall be fixed from time to time by resolution of the Board of Directors and set forth in the notice of meeting.

     Section 2
     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors or the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of stockholders owning at least two-thirds of the outstanding shares entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Any such special meeting of the stockholders shall be held on such date and at such time and place as shall be fixed from time to time by resolution of the Board of Directors.

     Section 3
     Except as at the time required by statute in connection with a proposed merger, consolidation or sale or lease of substantially all the assets of the corporation or otherwise, notice of a meeting of stockholders shall be in writing, shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, and shall be given not less than ten

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     nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Such further notice shall be given as may be required by law. Failure to receive notice of any meeting shall not invalidate the meeting.

     Section 4
     At all meetings of the stockholders the holders of a majority of the out-standing shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as at the time otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5
     When a quorum is present at any meeting, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 6
     Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, but only if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the shares that would be entitled to vote at a meeting.

     Section 7
     The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or

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

     more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     Section 8
     (a) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and such business must be a proper subject for stockholder action under the General Corporation Law of Delaware. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

     (b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the

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     stockholder's notice required by this Section shall be delivered to the
     Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) Any stockholder's notice required by this Section shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (x) the name, age, business address and residence address of such person, (y) the principal occupation or employment of such person and (z) the class and number of shares of the corporation owned beneficially by such person, and shall include such person's written consent to being named as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
     (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, is made, (x) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, and (y) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (d) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

     (e) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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     (f) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange
     Act.


     ARTICLE III

     THE BOARD OF DIRECTORS

     Section 1
     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 2
     Special meetings of the Board may be called by the Chairman of the Board on twenty-four hours' notice, if notice is given to each director personally or by telephone, telex, telegram, radio or cable, or on seven days' notice, if notice is mailed to each director; special meetings shall be called by the Chairman of the Board or the Secretary, on the written request of a majority of the directors then in office, in like manner and on like notice.

     Section 3
     At all meetings of the Board a majority of the directors then in office, but in no case fewer than one-third of the total number of directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4
     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation and to serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or

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     disqualified member at any meeting of the committee. In the absence or disqualification of a member of any committee and any alternate member in his or her place, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum be constituted, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors, except as otherwise provided by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 5
     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

     Section 6
     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 7
     Each committee shall keep minutes of its meetings and report the same to the Board of Directors when required.

     Section 8
     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors, and may be paid a stated fee for service as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

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
     ARTICLE IV

     NOTICES

     Section 1
     Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is permitted or required to be given to any director or stockholder in writing, such notice may be given personally or by mail. If such notice is mailed, it shall be deemed to have been given when deposited in the United States mail, postage prepaid and directed, as the case may be, to the stockholder at his or her address as it appears on the record of stockholders of the corporation or to the director at his or her usual place of business. Notice to directors may also be given by telephone, telex, telegram, radio or cable.

     Section 2
     Whenever any notice is required to be given under the provisions of statute or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


     ARTICLE V

     OFFICERS

     Section 1
     The following officers of the corporation shall be elected by the Board of
     Directors: a Chairman of the Board, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, with such titles and levels of responsibility as the Board shall from time to time determine, and a Comptroller. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The officers of the corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

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

     Section 2
     The Board of Directors may also elect one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Comptrollers, and such other officers and agents as the Board shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors or chief executive officer.

     Section 3
     Each officer of the corporation shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by a vote of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     Section 4
     The Chairman of the Board or the President, as shall be determined by the Board of Directors, shall be the chief executive officer of the corporation and shall have such authority and perform such duties as usually appertain to the chief executive officer in business corporations. In the case of absence or in the event of inability or refusal to act of the chief executive officer, the Chairman of the Board or the President (as the case may be) shall possess all the authority of the chief executive officer. The Chairman of the Board shall preside at the meetings of the Board of Directors and he or she, or such officer as he or she may designate from time to time, shall preside at meetings of the stockholders. In the case of absence or in the event of inability or refusal to act of the Chairman of the Board, the President shall preside at meetings of the Board of Directors and at meetings of the stockholders.

     Section 5
     The Vice Chairmen of the Board and Vice Presidents shall perform such duties and have such powers as the Board of Directors or chief executive officer may from time to time determine. In the case of absence or in the event of inability or refusal to act of the chief executive officer, a Vice Chairman of the Board shall preside at meetings of the Board of Directors and shall possess all the other authority of the chief executive officer. In the event that there be more than one Vice Chairman of the Board, the duties of the chief executive officer shall be performed as needed by the Vice Chairman of the Board in the order designated by the directors, or in the absence of any designation, then the Vice Chairman with the longest tenure as a Vice Chairman shall have all the authority and perform all the duties of

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
     the chief executive officer. In the case of absence or in the event of inability or refusal to act of a Vice Chairman of the Board, the duties of such office shall be performed by a Vice President. In the event that there be more than one Vice President, such officer as is designated by the directors shall serve, or in the absence of any designation, then the officer with the most tenure as a Vice President shall perform the duties of the Vice Chairman.

     Section 6
     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer. The Secretary shall have custody of the corporate seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by that officer's signature.

     Section 7
     The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or chief executive officer may from time to time prescribe.

     Section 8
     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, when the Board of Directors so requires, an account of all his or her transactions as Treasurer

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     and of the financial condition of the corporation. The Treasurer shall perform such other duties as the Board of Directors or chief executive officer may from time to time prescribe.

     Section 9
     The Assistant Treasurer, if any, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then the Assistant Treasurer with the longest tenure as an Assistant Treasurer), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or chief executive officer may from time to time prescribe.

     Section 10
     The Comptroller, if any, shall be the principal accounting officer of the corporation and shall perform such duties as may be required of him or her by the Board of Directors or chief executive officer.


     ARTICLE VI

     INDEMNIFICATION

     Section 1
     The corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she
     (a) is or was a director or officer of the corporation or, (b) as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with

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     such action, suit or proceeding, or in connection with any appeal thereof;
     provided, however, that, except as provided in Section 2 of this Article with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

     Section 2
     Any indemnification or advancement of expenses required under this Article shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the corporation that the person is entitled to indemnification pursuant to this
     Article is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the corporation (including the Board of

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     Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3
     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of these By-Laws shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

     Section 4
     The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the General Corporation Law of Delaware or otherwise.

     Section 5
     If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the

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     corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law.


     ARTICLE VII

     CERTIFICATES OF STOCK

     Section 1
     To the extent required by applicable law, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

     Section 2
     Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 3
     In case of the loss, theft or destruction of a certificate, a new certificate may be issued upon such terms as the Board of Directors may prescribe.

     Section 4
     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, subject to applicable law, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5
     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person
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
     registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


     ARTICLE VIII

     GENERAL PROVISIONS

     Section 1
     All checks or demands for money and notes and all evidence of indebtedness of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 2
     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 3
     The corporate seal of the corporation shall be in the following form.




                                     [SEAL]


     ARTICLE IX

     AMENDMENTS

     Section 1
     By-Laws of the corporation may be adopted, amended or repealed (a) by the stockholders at an annual or special meeting or (b) by the Board of Directors at a regular or special meeting by a majority vote of the directors then in office or (c) by the Board of Directors at any two successive meetings by a majority vote of a quorum present; provided that the notice of any annual or special meeting of the stockholders or any special meeting of the Board at which such action is to be taken sets forth the substance of the proposed change.

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